Exhibit (o)(1)

ASTON FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a Trustee of Aston Funds, a statutory trust organized under the laws of the State of Delaware (the “Trust”), does hereby make, constitute and appoint Gerald F. Dillenburg and Laura Curylo, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned any and all filings and amendments to the Registration Statement of the Trust on Form N-1 A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any state regulatory agency or authority relating to the shares of the Trust and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Trust to effectuate the intents and purposes hereof, and the undersigned hereby fully ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed his name this 24th day of June,2010.

/s/ Jack W. Aber	/s/ Stuart D. Bilton
Jack W. Aber	Stuart D. Bilton

/s/ William E. Chapman, II	/s/ Edward J. Kaier
William E. Chapman, II	Edward J. Kaier

/s/ Jeffrey S. Murphy	/s/ Gregory T. Mutz
Jeffrey S. Murphy	Gregory T. Mutz

/s/ Steven J. Paggioli	/s/ Eric P. Rakowski
Steven J. Paggioli	Eric P. Rakowski

/s/ Robert B. Scherer	/s/ Thomas R. Schneeweis
Robert B. Scherer	Thomas R. Schneeweis